Exhibit 99.1

Amazon.com Acquires Zappos.com

SEATTLE, November 2, 2009 (BUSINESS WIRE) — Amazon.com, Inc. (NASDAQ:AMZN) today announced the completion of its acquisition of Zappos.com. Zappos.com, Inc. is a leader in online apparel and footwear sales that strives to provide shoppers with the best possible service and selection. The acquisition brings together two companies who share a passion for serving customers and whose customers benefit from cultures of innovation and long term thinking. Amazon.com previously announced that it had reached an agreement to acquire Zappos.com on July 22, 2009.

The Zappos management team will remain intact, and Zappos will operate its successful brand and unique culture of service independently with headquarters in Las Vegas, NV. To read Zappos CEO Tony Hsieh’s letter to employees when the acquisition was announced on July 22, go to http://blogs.zappos.com/ceoletter.

About Amazon.com

Amazon.com, Inc. (NASDAQ: AMZN), a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com, Inc. seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers offer millions of unique new, refurbished and used items in categories such as Books; Movies, Music & Games; Digital Downloads; Electronics & Computers; Home & Garden; Toys, Kids & Baby; Grocery; Apparel; Shoes & Jewelry; Health & Beauty; Sports & Outdoors; and Tools, Auto & Industrial.

Amazon Web Services provides Amazon’s developer customers with access to in-the-cloud infrastructure services based on Amazon’s own back-end technology platform, which developers can use to enable virtually any type of business. Examples of the services offered by Amazon Web Services are Amazon Elastic Compute Cloud (Amazon EC2), Amazon Simple Storage Service (Amazon S3), Amazon SimpleDB, Amazon Simple Queue Service (Amazon SQS), Amazon Flexible Payments Service (Amazon FPS), Amazon Mechanical Turk and Amazon CloudFront.

Amazon and its affiliates operate websites, including www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, and www.amazon.cn.

As used herein, “Amazon.com,” “we,” “our” and similar terms include Amazon.com, Inc., and its subsidiaries, unless the context indicates otherwise.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements reflect current expectations, are inherently uncertain and are subject to known and unknown risks, uncertainties and other factors, and actual results may differ significantly. Factors that could cause future results to differ materially from expected results include, but are not limited to effects of the merger on Amazon.com’s financial results and the potential inability to successfully operate Zappos’ businesses, including the potential inability to retain customers, key employees or vendors, and risks related to competition, management of growth, new products, services and technologies, potential fluctuations in operating results, international expansion, outcomes of legal proceedings and claims, fulfillment center optimization, seasonality, commercial agreements, acquisitions and strategic transactions, foreign exchange rates, system interruption, inventory, government regulation and taxation, payments and fraud. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

About Zappos.com

Established in 1999, Zappos.com has quickly become a leader in online apparel and footwear sales by striving to provide shoppers with the best possible service and selection. Zappos.com currently stocks millions of products from over 1000 clothing and shoe brands. Zappos.com was recognized in 2009 by FORTUNE MAGAZINE as one of the “100 BEST COMPANIES TO WORK FOR”, debuting as the highest-ranking newcomer to FORTUNE’s 2009 list. More information about the company’s customer service philosophy, unique company culture, and job openings can be found at http://about.zappos.com. To get a glimpse behind the scenes at Zappos, please visit http://blogs.zappos.com. More information about the “Zappos Insights” business membership program can be found at http://www.zapposinsights.com.

Contact:

Amazon.com

Amazon Media Hotline, 206-266-7180

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